PUBLIC COMPANY MANAGEMENT CORPORATION ANNOUNCES SB-2 SECURITIES REGISTRATION CONTRACT WITH MAGNATE EQUITIES CORP.


LAS VEGAS, NV * MARCH 18, 2005 * Public Company Management Corporation (OTC BB:
PUBC) today announced that its subsidiary Go Public Today has signed a contract with Magnate Equities Corp. (MEC) to provide SB-2 securities registration services and initiate the process to obtain an OTC BB listing for MEC in exchange for a combination of cash fees and a block of shares of MEC common stock. Through the SB-2 securities registration solution offered by Go Public Today, MEC will be able to register the resale of securities and become a publicly traded company.

Magnate Equities Corp is a real estate investment, redevelopment and management corporation. The U.S. residential real estate investment market is currently dominated by companies such as Equity Residential Management (NYSE: EQR), Vornado Realty Trust (NYSE: VNO), Archstone-Smith Management. (NYSE: ASN) and Apartment Investment and Management Co. (NYSE: AIV).

Magnate Equities Corp. is a holding company consisting of several real estate-related businesses. The company*s businesses focus on the acquisition of select properties, asset repositioning of owned and newly acquired properties, property management and commercial mortgage brokerage services.
 MEC acquires properties that can be effectively renovated, built-out or converted into residential condominium projects. The company then manages and/or re-sells those completed properties. MEC will also begin acquiring shopping centers, strip malls, NNN leased properties and other income producing properties to strategically fuel its long term growth and asset appreciation.

*Magnate Equities operates in an industry that has shown steady gains for years. The company*s management team is well versed in key areas of real estate sales, management and financing. Based on its solid business plan, talented leadership and a portfolio of existing properties, we saw MEC as a great candidate to become a public corporation. Go Public Today presents this company with a fast, low cost route to the public equities market,* said Stephen Brock, President and CEO of Public Company Management Corporation.

PUBC serves as a one-stop shop for businesses that want to quickly and cost-effectively go public and draw upon the wealth of investment capital that is available to public corporations. The company's Pubco White Papers subsidiary focuses on educating business owners on the options available to them. PUBC's Go Public Today subsidiary takes companies public. After a company goes public, PUBC's Public Company Management Services subsidiary can advise the newly-public company on regulatory and compliance issues.

ABOUT MAGNATE EQUITIES CORP.

New York-based Magnate Equities Corporation acquires real estate assets where value can be added through repositioning, enhanced management, renovation, or condominium conversion. The company*s strength lies in its expertise and ability to evaluate investment opportunities and craft innovative and practicable solutions. Magnate Equities* management team develops a business plan to maximize the potential of each asset acquired and then vigorously pursues the goals stated in that plan. For more information on the company, please visit www.magnateequities.com.

ABOUT PUBLIC COMPANY MANAGEMENT CORPORATION

PUBC helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets. PUBC supports the full lifecycle of entering the public market through its various subsidiaries:

Education -- Pubco White Papers
   (http://www.PubcoWhitePapers.com) hosts a comprehensive body of knowledge on private and public equity markets.

Registration and listing -- Go Public Today
   (http://www.GoPublicToday.com) provides a complete solution to help small companies register securities for public offerings and obtain a listing on the OTCBB.

Regulatory compliance -- Public Company Management
   Services (http://www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PUBC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

SAFE HARBOR

This press release contains or may contain forward-looking statements such as statements regarding the Company*s growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company*s filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

Public Company Management Corporation (OTC Bulletin Board: PUBC )

Contact:

     Public Company Management Corporation
     Stephen Brock
     President/CEO
     (702) 222-9076
     info@PublicCompanyManagement.com
     www.PublicCompanyManagement.com